Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Thomas R. Butkus, Chairman of the Board and Chief Executive Officer and Lyn G. Rupich, President and Pamela N. Favero, Chief Financial Officer of AJS Bancorp, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the fiscal ended December 31, 2002 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


March 24, 2003                 /s/ Thomas R. Butkus
-------------------           -------------------------------------------------
Date                          Chairman of the Board and Chief Executive Officer


March 24, 2003                /s/ Lyn G. Rupich
-------------------           -------------------------------------------------
Date                          President


March 24, 2003                /s/ Pamela N. Favero
-------------------           -------------------------------------------------
Date                          Chief Financial Officer